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                                                                   EXHIBIT 10.47

                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT


THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") is entered into as of February 20, 1998 between UNITED DENTAL CARE, INC., a Delaware corporation ("Borrower"), each lender which is a signatory to this Amendment (collectively, the "Lenders"), and NATIONSBANK OF TEXAS, N.A., a national banking association, as agent for Lenders ("Agent").

      Borrower, Agent, and Lenders are parties to the Revolving Credit Agreement (as modified, amended, renewed, and extended from time-to-time, the "Credit Agreement") dated as of November 14, 1996, providing for a $35,000,000.00 revolving credit facility (a) to support Borrower's and its Subsidiaries' capital expenditures and working capital needs (not to exceed $5,000,000.00 in the aggregate at any one time outstanding), (b) to finance Permitted Acquisitions, (c) for the issuance of letters of credit, and (d) for the redemption of shares of Borrower's common stock. Borrower and Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement to, among other things, increase the sub-limit on Borrower's working capital (which amount may be subsequently reduced by the amount of any Advances used to redeem Borrower's common stock) and add certain amounts representing extraordinary items back to EBITDA when calculating the Funded Debt to EBITDA Ratio in Section 7.16 of the Credit Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders agree as follows:

      1. Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to "Sections" are to the Credit Agreement's sections.

      2. Amendments to the Credit Agreement.

      (a) The first recital is hereby deleted in its entirety and replaced with the following:

            1.Borrower has requested that Lenders provide to Borrower a revolving credit facility of up to $35,000,000.00 (a) to support Borrower's and its Subsidiaries's capital expenditures and working capital needs (but not to exceed $15,000,000.00 in the aggregate at any one time outstanding (less an amount equal to all Advances used by Borrower to redeem shares of its common stock permitted under Section 7.4 herein)),
      (b) to finance Permitted Acquisitions (defined below), (c) for the issuance of letters of credit required in connection with such working capital needs (subject to the limitations described in (a) above), the OraCare Acquisition (defined below), or Permitted Acquisitions, and (d) to allow Borrower to redeem shares of its issued and outstanding stock (provided that Advances for such purposes may not exceed $10,000,000.00 in the aggregate).

      (b)   The following definition is added to Section 1.1:

            "Extraordinary Expense" has the meaning set forth in Section 7.16.

      (c) Section 7.15 is hereby deleted in its entirety and replaced with the following:

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      7.15 Fixed Charge Coverage. Borrower shall not, as of the last day of each fiscal quarter of Borrower during the periods set forth below, permit the ratio of (a) the sum of (i) Consolidated Adjusted NetIncome, (ii) depreciation and amortization expense, (iii) operating lease expenses, (iv) rent expenses, (v) Interest Expense, (vi) income taxes deducted from Consolidated Adjusted Net Income in accordance with GAAP, and (vii) Extraordinary Expense, to (b) the sum of (i) Interest Expense, (ii) Assumed Debt Service, (iii) operating lease expenses, and (iv) rent expenses, in each case for the Companies and for the four (4) fiscal quarters ending on the date of determination, to be less than the ratio set forth opposite such period below:


              Period                                     Ratio
-------------------------------------                 -----------
Date hereof through December 31, 1996                 1.10 to 1.0

January 1, 1997 through December 31,
1997                                                  1.25 to 1.0

January 1, 1998 through December 31,
1998                                                  1.35 to 1.0

January 1, 1999 through December 31,
1999                                                  1.50 to 1.0

January 1, 2000 and thereafter                        1.75 to 1.0

      (d) Section 7.16 is hereby deleted in its entirety and replaced with the following:

      7.16 Funded Debt to EBITDA. Borrower shall not, as of any date during the term of this Agreement, permit the Funded Debt to EBITDA Ratio to exceed 3.0 to
1.0. For the purpose of this Section 7.16 only, EBITDA for the four (4) fiscal quarters ending on each date set forth below shall be increased by the amount set forth opposite such date below (each such amount, an "Extraordinary Expense"):


               For the Period Ending:             Extraordinary Expense
               ======================             =====================
                 September 30, 1997                   $3,875,000.00
                  December 31, 1997                   $4,955,000.00
                   March 31, 1998                     $5,765,000.00

                    June 30, 1998                     $5,675,000.00

      3. Ratifications. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Agent and Lenders under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment


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and performance of the present and future Obligation, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Agent may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

      4. Representations. Borrower represents and warrants to Agent and Lenders that as of the date of this Amendment: (a) this Amendment and the other Loan Documents to be delivered under this Amendment have been duly authorized, executed, and delivered by Borrower; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower and are enforceable against Borrower in accordance with their respective terms, except as limited by Debtor Laws; (d) the execution, delivery, and performance by Borrower of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower is a party or by which Borrower is bound; (e) all representations and warranties in the Loan Documents are trueand correct in all material respects except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) after giving effect to this Amendment, no Event of Default or Potential Default exists.

      5. Conditions Precedent. This Amendment shall not be effective unless and until: (a) Agent receives counterparts of this Amendment executed by each party listed below; (b) the representations and warranties in the Credit Agreement, as amended by this Amendment, and each other Loan Document are true and correct in all material respects on and as of the date of this Amendment as though made as of the date of this Amendment; and (c) Agent receives an officer's certificate executed by an authorized officer of Borrower, certifying to (i) the resolutions adopted by its board of directors authorizing the transactions contemplated by this Amendment, (ii) incumbency of officers of Borrower, and (iii) changes in its articles of incorporation and bylaws, if any, since November 14, 1996.

      6. Continued Effect. Except to the extent amended hereby, all terms, provisions, and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

      7. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed -- and its performance enforced -- under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.



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      8. Entireties. The Credit Agreement as amended by this Amendment represents the final agreement between the parties about the subject matter of the Credit Agreement as amended by this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

      9. Parties. This Amendment binds and inures to Borrower, Agent, Lenders, and their respective successors and permitted assigns.

EXECUTED as of the date first stated above.


                                        BORROWER:

                                        UNITED DENTAL CARE, INC.,

                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        AGENT:

                                        NATIONSBANK OF TEXAS, N.A.,
                                        a national banking association


                                        By   /s/ Sueanna Miraranda
                                          --------------------------------------
                                                 Sueanna Miranda
                                                 Vice President


                                        LENDERS:

                                        NATIONSBANK OF TEXAS, N.A.,
                                        a national banking association


                                        By /s/ Sueanna Miraranda
                                          --------------------------------------
                                               Sueanna Miranda
                                               Vice President